Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.001 per share, of RLJ Entertainment, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: July 3, 2018

AMC NETWORKS INC.

By:	/s/ Anne G. Kelly
	Name:	Anne G. Kelly
	Title:	Senior Vice President and Secretary

RAINBOW MEDIA HOLDINGS LLC

By:	/s/ Anne G. Kelly
	Name:	Anne G. Kelly
	Title:	Senior Vice President and Secretary

RAINBOW MEDIA ENTERPRISES, INC.

By:	/s/ Anne G. Kelly
	Name:	Anne G. Kelly
	Title:	Senior Vice President and Secretary

RAINBOW PROGRAMMING HOLDINGS LLC

By:	/s/ Anne G. Kelly
	Name:	Anne G. Kelly
	Title:	Senior Vice President and Secretary

IFC ENTERTAINMENT HOLDINGS LLC

By:	/s/ Anne G. Kelly
	Name:	Anne G. Kelly
	Title:	Senior Vice President and Secretary

AMC DIGITAL ENTERTAINMENT HOLDINGS LLC

By:	/s/ Anne G. Kelly
	Name:	Anne G. Kelly
	Title:	Senior Vice President and Secretary

DIGITAL ENTERTAINMENT HOLDINGS LLC

By:	/s/ Anne G. Kelly
	Name:	Anne G. Kelly
	Title:	Senior Vice President and Secretary